                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-_____) of our reports dated February 11, 2000, relating to the consolidated financial statements and financial statement schedule of Southwest Bancorporation of Texas, Inc. and Subsidiaries, which appears in Southwest Bancorporation of Texas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


                                        PricewaterhouseCoopers LLP


Houston, Texas
May 1, 2000